Exhibit 99.1
Sonic Automotive, Inc. Reports Continued Earnings Strength for Third Quarter of 2009
CHARLOTTE, N.C. — October 27, 2009 — Sonic Automotive, Inc. (NYSE: SAH), the nation’s third-largest automotive retailer, today reported that 2009 third quarter earnings from continuing operations were $0.22 per diluted share which includes an after-tax gain of $0.01 per diluted share, related to the Company’s repurchase of convertible notes. This compares to a loss from continuing operations of $0.38 per diluted share, in the prior year quarter. The results for the prior year quarter include the after-tax effect of impairment charges, lease exit accruals and hurricane damage of $0.53 per diluted share.
Business Overview – Strong operating results and improved capital structure
B. Scott Smith, the Company’s President, said, “We are pleased with what we were able to accomplish this quarter at Sonic Automotive. In addition to continuing to post strong operating results we completed a very successful public refinancing of our 2010 debt obligations. The offering in late September allowed us to de-lever our balance sheet, remove some extremely dilutive convertible debt from our capital structure and mitigate future refinancing risk in the near term. This also paves the way for what we believe will be a successful refinancing of our upcoming syndicated credit facility. This offering would not have been possible without the strong fundamentals of our business model which is evident in our consistent operating performance and cash flow generation throughout this business cycle.”
New Vehicles – Strongest year-over-year market share performance to date
Commenting on the Company’s new car sales, Mr. Smith noted, “The combination of increased customer traffic from the CARS program and the continued execution of our e-Commerce strategies resulted in Sonic posting its strongest year-over-year new vehicle performance so far this year. We have now had eight consecutive months of new car market share gains. In addition to the improved unit volume, our new vehicle retail margins were up 70 basis points to 7.6% and our new vehicle days supply was at 39 days.”
Used Vehicles – Used vehicle volume up 25%
Overall used vehicle unit volume was up 25% and total used vehicle revenue was up over 18% for the third quarter of 2009 compared to the third quarter of 2008. Jeff Dyke, the Company’s EVP of Operations, stated, “Our used vehicle volume continued to grow throughout the quarter despite the heavy emphasis on new vehicle sales stemming from the CARS program. Our used-to-new ratio, which has continued to improve throughout the year, was at 80% for the third quarter. Our certified pre-owned business, which has been a consistent strength for Sonic, remains strong at 34% of our overall used vehicle volume. We are growing our used vehicle business by continuing to expand our presence across the entire spectrum of the used vehicle market.”
Parts and Service – Margin expansion continues with stable revenues
Sonic’s parts and service revenue for the third quarter was flat with the prior year quarter while the gross margin at 50.6% represents an improvement over the prior year third quarter margin of 49.6% and the second quarter 2009 margin of 50.3%.
Mr. Dyke stated, “Our parts and service business continues to add a substantial amount of stability to our results of operations. We have steadily grown our fixed operations margin every quarter this year as a result of the pricing, merchandising and other strategies being implemented with the rollout of our parts and service playbook. We have every reason to expect this trend will continue as the rollout progresses.”

Presentation materials for the Company’s October 27, 2009 earnings conference call at 11:00 A.M. (Eastern) can be accessed on the Company’s website at www.sonicautomotive.com by clicking on the “For Investors” tab and choosing “Webcasts & Presentations” on the right side of the monitor.
To access the live broadcast of the call over the Internet go to: www.ccbn.com or www.sonicautomotive.com
A live audio of the call will be accessible to the public by calling (877) 791-3416. International callers dial (706) 643-0958. Callers should dial in approximately 10 minutes before the call begins.
A conference call replay will be available one hour following the call for seven days and can be accessed by calling: 800-642-1687, International callers dial (706) 645-9291 Conference ID: 34082140
About Sonic Automotive
Sonic Automotive, Inc., a Fortune 300 company based in Charlotte, N.C., is the nation’s third-largest automotive retailer, operating 153 franchises. Sonic can be reached on the web at www.sonicautomotive.com.
Included herein are forward-looking statements, including statements with respect to future debt refinancing. There are many factors that affect management’s views about future events and trends of the Company’s business. These factors involve risk and uncertainties that could cause actual results or trends to differ materially from management’s view, including without limitation, economic conditions, risks associated with acquisitions and the risk factors described in the Company’s current report on Form 8-K filed August 21, 2009. The Company does not undertake any obligation to update forward-looking information.

Sonic Automotive, Inc.
Results of Operations (Unaudited)
(in thousands, except per share, unit data and percentage amounts)

	Third Quarter Ended		Nine Months Ended
	9/30/2009	9/30/2008	9/30/2009	9/30/2008
Revenues
New retail vehicles	$776,578	$889,237	$2,005,486	$2,700,879
Fleet vehicles	48,789	53,234	164,160	278,007
Total new vehicles	825,367	942,471	2,169,646	2,978,886
Used vehicles	365,501	308,158	1,034,444	994,906
Wholesale vehicles	33,220	64,995	97,478	216,378

Total vehicles	1,224,088	1,315,624	3,301,568	4,190,170
Parts, service and collision repair	255,372	256,867	768,003	787,928
Finance, insurance and other	41,302	43,259	110,663	139,355

Total revenues	1,520,762	1,615,750	4,180,234	5,117,453
Total gross profit	257,468	259,360	729,727	816,348
SG&A expenses	(203,694)	(220,413)	(588,834)	(656,799)
Impairment charges	(339)	(25,476)	(4,164)	(25,809)
Depreciation and amortization	(8,080)	(8,286)	(24,523)	(23,562)

Operating income	45,355	5,185	112,206	110,178
Interest expense, floor plan	(4,324)	(8,987)	(14,368)	(31,591)
Non-cash interest expense, convertible debt	7,818	(2,696)	1,556	(7,991)
Interest expense, other, net	(19,305)	(15,859)	(57,496)	(40,803)
Other income (expense), net	2,442	(9)	2,504	88

Income (Loss) from continuing operations before taxes	31,986	(22,366)	44,402	29,881
Income tax (provision) benefit	(13,506)	7,301	(19,093)	(13,598)

Income (Loss) from continuing operations	18,480	(15,065)	25,309	16,283
Discontinued operations:
Loss from operations and the sale of discontinued franchises	(3,848)	(17,878)	(10,681)	(30,581)
Income tax benefit	962	5,977	2,670	9,174

Loss from discontinued operations	(2,886)	(11,901)	(8,011)	(21,407)

Net income (loss)	$15,594	$(26,966)	$17,298	$(5,124)

Basic:
Weighted average common shares outstanding	42,305	40,138	41,130	40,447

Earnings (Loss) per share from continuing operations	$0.43	$(0.38)	$0.61	$0.40
Loss per share from discontinued operations	$(0.06)	$(0.29)	$(0.19)	$(0.53)

Earnings (Loss) per share	$0.37	$(0.67)	$0.42	$(0.13)

Diluted:
Weighted average common shares outstanding	63,195	40,138	52,529	40,626

Earnings (Loss) per share from continuing operations	$0.22	$(0.38)	$0.42	$0.40
Loss per share from discontinued operations	$(0.05)	$(0.29)	$(0.16)	$(0.53)

Earnings (Loss) per share	$0.17	$(0.67)	$0.26	$(0.13)

Gross Margin Data (Continuing Operations):

Retail new vehicles	7.6%	6.9%	7.3%	7.2%
Fleet vehicles	2.9%	4.8%	3.7%	2.3%
Total new vehicles	7.3%	6.8%	7.0%	6.8%
Used vehicles retail	7.8%	8.4%	8.3%	8.9%
Total vehicles retail	7.5%	7.2%	7.4%	7.3%
Wholesale vehicles	(5.4)%	(1.9)%	(3.3)%	(1.9)%
Parts, service and collision repair	50.6%	49.6%	50.0%	49.6%
Finance, insurance and other	100.0%	100.0%	100.0%	100.0%
Overall gross margin	16.9%	16.1%	17.5%	16.0%

SG&A Expenses (Continuing Operations):

Personnel	$118,345	$116,949	$337,737	$365,618
Advertising	10,734	12,817	31,333	42,405
Facility rent	22,560	27,257	67,225	68,736
Other	52,055	63,390	152,539	180,040

Total	$203,694	$220,413	$588,834	$656,799

SG&A Expenses as % of Gross Profit

Personnel	45.9%	45.1%	46.3%	44.7%
Advertising	4.2%	4.9%	4.3%	5.2%
Facility rent	8.8%	10.5%	9.2%	8.4%
Other	20.2%	24.5%	20.9%	22.2%

Total	79.1%	85.0%	80.7%	80.5%

Operating Margin %	3.0%	0.3%	2.7%	2.2%

	Third Quarter Ended		Nine Months Ended
	9/30/2009	9/30/2008	9/30/2009	9/30/2008
Unit Data (Continuing Operations):

New retail units	24,305	26,025	60,998	80,405
Fleet units	1,971	2,772	6,800	11,572
Used units	19,360	15,444	55,062	49,617
Wholesale units	6,612	8,636	17,414	27,559
Average price per unit:
New retail vehicles	$31,951	$34,169	$32,878	$33,591
Fleet vehicles	24,753	19,204	24,141	24,024
Used vehicles	18,879	19,953	18,787	20,052
Wholesale vehicles	5,024	7,526	5,598	7,851

Other Data:

Same store revenue percentage changes:
New retail	(12.7)%		(25.9)%
Fleet	(8.4)%		(41.0)%
Total New Vehicles	(12.4)%		(27.3)%
Used	18.6%		3.9%
Parts, service and collision repair	(0.7)%		(2.7)%
Finance, insurance and other	(3.8)%		(20.2)%
Total	(5.9)%		(18.4)%

Balance Sheet Data:

	9/30/2009	12/31/2008 (1)
ASSETS
Current Assets:
Cash and cash equivalents	$614	$6,971
Restricted cash	106,913	—
Receivables, net	163,161	247,025
Inventories	657,475	916,837
Assets held for sale	176,128	406,576
Other current assets	16,900	16,822

Total current assets	1,121,191	1,594,231
Property and Equipment, Net	378,170	369,892
Goodwill, Net	403,048	327,007
Other Intangibles, Net	79,685	82,328
Other Assets	22,674	32,087

TOTAL ASSETS	$2,004,768	$2,405,545

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Floor plan notes payable	$605,059	$921,023
Other current liabilities	224,377	277,938
Liabilities associated with assets held for sale	53,123	199,482
Current maturities of long-term debt	105,750	738,447

Total current liabilities	988,309	2,136,890
LONG-TERM DEBT	556,243	—
OTHER LONG-TERM LIABILITIES	109,562	71,132
STOCKHOLDERS’ EQUITY	350,654	197,523

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,004,768	$2,405,545

(1)	Restated for the adoption effects of ASC 470-20-65.